Exhibit 99.1

            Dayton Superior Reports Second Quarter Results

    DAYTON, Ohio--(BUSINESS WIRE)--Aug. 17, 2004--Dayton Superior Corporation reported today that sales for the second quarter of 2004 totaled $115.2 million, an 8.8% increase from the second quarter 2003 sales of $105.9 million.
    Product sales were $101.2 million for the second quarter of 2004, an increase of 14.4% from the second quarter of 2003. The increase in sales was primarily due to previously announced price increases and, to a lesser extent, an increase in volume. Rental revenue increased $3.4 million for the second quarter of 2004, an increase of 52.4% from the second quarter of 2003. The increase resulted from the contribution from the Safway acquisition and an increase in volume from existing product lines. Used rental equipment sales decreased to $4.1 million for the second quarter of 2004 from $10.9 million for the second quarter of 2003, as one large sale in 2003 did not recur.
    Gross profit on product sales for the second quarter of 2004 was $25.8 million, or 25.5% of sales, an increase from the $21.2 million, or 23.9% of sales, in the second quarter of 2003. Despite the increase in material costs, primarily steel, gross profit as a percent of sales was higher due to increased productivity. Rental gross profit for the second quarter of 2004 was $3.2 million, an increase of $1.8 million over the second quarter of 2003. Increased revenues more than offset the increase in rental cost of sales resulting from higher depreciation expense from the acquisition of Safway. Gross profit on the sales of used rental equipment for the second quarter of 2004 was $2.4 million, or 59.1% of sales, compared to $8.1 million, or 73.6% of sales, for the second quarter of 2003. Used rental equipment tends to be sporadic and, therefore, difficult to predict in any one quarter.
    Selling, general, and administrative expenses increased to $21.9 million in the recent quarter from $19.7 million for the second quarter of 2003, due to the acquisition of Safway. Interest expense increased to $11.7 million for the second quarter of 2004 from $9.0 million for the second quarter of 2003, due to the higher interest rate from the senior second secured notes issued in 2003, and higher borrowings.
    The Company reported a net loss of $(2.7) million for the second quarter of 2004, versus a net loss of $(0.5) million for the second quarter of 2003.
    Sales for the six months ended July 2, 2004 totaled
$204.3 million, a 14.7% increase from a year earlier six-month sales of $178.2 million.
    Product sales were $176.5 million for the first six months of 2004, an increase of 22.9% from the same period of 2003. The increase in sales was due to an increase in volume and previously announced price increases. Rental revenue increased $5.7 million for the first six months of 2004, an increase of 41.9% from the first six months of 2003. The contribution from the acquisition of Safway was enhanced by a slight increase in volume in existing product lines. Used rental equipment sales decreased to $8.5 million for the first six months of 2004 from $21.0 million for the first six months of 2003, as two large transactions from 2003 did not recur. Used rental equipment tends to be sporadic and, therefore, difficult to predict in any one quarter.
    Gross profit on product sales for the first six months of 2004 was $41.7 million, or 23.6% of sales, an increase of 70 basis points over the same period of 2003. Despite the increase in material costs, primarily steel, gross profit as a percent of sales improved as a result of increased productivity. Rental gross profit for the first six months of 2004 was $5.1 million, an increase of $1.8 million over the second quarter of 2003. Increased revenues more than offset the increase in rental cost of sales resulting from higher depreciation expense as a result of the acquisition of Safway. Gross profit on the sales of used rental equipment for the first six months of 2004 was $5.3 million, or 62.3% of sales, compared to $15.3 million, or 72.8% of sales, for the first six months of 2003.
    Selling, general, and administrative expenses increased to $44.5 million in the recent six months from $39.1 million for the first six months of 2003. The increase was due to the acquisition of Safway, and to a lesser extent, the higher sales volume. Interest expense increased to $23.6 million for the first six months of 2004 from $17.1 million for the first six months of 2003. This increase was primarily due to the higher interest rate from the senior second secured notes, and higher borrowings.
    The Company reported a net loss of $(18.6) million for the first six months of 2004, versus a net loss of $(5.9) million for the first six months of 2003.
    Stephen R. Morrey, Dayton Superior's President and Chief Executive Officer said, "We are happy with our second quarter and first half results. Our gross profit rose despite the decrease in used rental equipment sales, which was by design. Steel costs continue to rise, but we believe our price increases will offset the impact. We expect our operating income for the second half and full year of 2004 to be an improvement over the comparable periods of 2003."
    The Company has scheduled a conference call at 11:00 a.m. EDT, Wednesday, August 18, 2004 to discuss the second quarter results. The conference call can be accessed by dialing 1-703-639-1423. A replay of the call will be available from 4:00 p.m. EDT on Wednesday, August 18, 2004 through 11:59 p.m. on Saturday, August 28 by calling 1-703-925-2533 entering reservation 537747.
    Dayton Superior is the largest North American manufacturer and distributor of metal accessories and forms used in concrete construction, and a leading manufacturer of metal accessories used in masonry construction in terms of revenues. The company's products are used in two segments of the construction industry: infrastructure construction, such as highways, bridges, utilities, water and waste treatment facilities and airport runways, and non-residential building, such as schools, stadiums, prisons, retail sites, commercial offices, hotels and manufacturing facilities. The company sells most products under the registered trade names Dayton Superior(R), Dayton/Richmond(R), Symons(R), Aztec(R), BarLock(R), Conspec(R), Edoco(R), Dur-O-Wal(R) and American Highway Technology(R).

    Note: Certain statements made herein concerning anticipated future performance are forward-looking statements. These forward-looking statements are based on estimates, projections, beliefs and assumptions of management and are not guarantees of future performance. Actual future performance, outcomes and results may differ materially from those expressed in forward-looking statements as a result of a number of important factors. Representative examples of these factors include (without limitation) the cyclical nature of nonresidential building and infrastructure construction activity, which can be affected by factors outside Dayton Superior's control such as the general economy, governmental expenditures, interest rate increases, and changes in banking Used rental equipment tends to be sporadic and, therefore, difficult to predict in any one quarter. and tax laws; the amount of debt Dayton Superior must service; the effects of weather and the seasonality of the construction industry; Dayton Superior's ability to implement cost savings programs successfully and on a timely basis; Dayton Superior's ability to successfully integrate acquisitions on a timely basis; the mix of product sales, rental revenues, and sales of used rental equipment; and favorable market response to price increases. This list of factors is not intended to be exhaustive, and additional information concerning relevant risk factors can be found in Dayton Superior's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q , current Reports on Form 8-K, and Registration Statement on Form S-4 filed with the Securities and Exchange Commission.
    (tables follow)



                      Dayton Superior Corporation
                  Summary Income Statement, Unaudited
                            (in thousands)

                                         For the fiscal quarter ended:
                                          July 2, 2004   June 27, 2003

Product sales                                  $101,170       $88,420
Rental revenue                                    9,914         6,504
Used rental equipment sales                       4,122        10,940
                                         --------------- -------------
  Net Sales                                     115,206       105,864
                                         --------------- -------------

Product cost of sales                            75,331        67,258
Rental cost of sales                              6,740         5,103
Used rental equipment cost of sales               1,686         2,884
                                         --------------- -------------
    Cost of Sales                                83,757        75,245
                                         --------------- -------------

Product gross profit                             25,839        21,162
Rental gross profit                               3,174         1,401
Used rental equipment gross profit                2,436         8,056
                                         --------------- -------------
    Gross Profit                                 31,449        30,619

Product gross profit %                             25.5%         23.9%
Rental gross profit %                              32.0%         21.5%
Used rental equipment gross profit %               59.1%         73.6%
    Gross Profit %                                 27.3%         28.9%

Selling, General & Administrative                21,871        19,661
Selling, General & Administrative %                19.0%         18.6%
Facility Closing and Severance Expenses             492           349
Loss on Disposals of Property, Plant, and
  Equipment                                          19            58
Amortization of Intangibles                         307           130
                                         --------------- -------------
Operating Income                                  8,760        10,421
Operating Income %                                  7.6%          9.8%

Interest Expense                                 11,691         9,012
Loss on Early Extinguishment of Long-term
  Debt                                                -         2,480
Other  (Income) Expense                            (250)           38
                                         --------------- -------------
Loss Before Income Taxes                         (2,681)       (1,109)
Pretax Margin                                     (2.3%)        (1.0%)

Benefit for Income Taxes                              -          (649)
                                         --------------- -------------
Effective Tax Rate                                    -          58.5%

Net Loss                                        $(2,681)        $(460)
                                         =============== =============


                      Dayton Superior Corporation
                  Summary Income Statement, Unaudited
                            (in thousands)

                                      For the fiscal six months ended:
                                        July 2, 2004    June 27, 2003

Product sales                                $176,461        $143,552
Rental revenue                                 19,343          13,630
Used rental equipment sales                     8,519          20,988
                                      ---------------- ---------------
  Net Sales                                   204,323         178,170
                                      ---------------- ---------------

Product cost of sales                         134,789         110,712
Rental cost of sales                           14,265          10,287
Used rental equipment cost of sales             3,213           5,718
                                      ---------------- ---------------
    Cost of Sales                             152,267         126,717
                                      ---------------- ---------------

Product gross profit                           41,672          32,840
Rental gross profit                             5,078           3,343
Used rental equipment gross profit              5,306          15,270
                                      ---------------- ---------------
    Gross Profit                               52,056          51,453

Product gross profit %                           23.6%           22.9%
Rental gross profit %                            26.3%           24.5%
Used rental equipment gross profit %             62.3%           72.8%
    Gross Profit %                               25.5%           28.9%

Selling, General & Administrative              44,537          39,056
Selling, General & Administrative %              21.8%           21.9%
Facility Closing and Severance Expenses           964             744
Loss on Disposals of Property, Plant,
  and Equipment                                    78              66
Amortization of Intangibles                       555             259
                                      ---------------- ---------------
Operating Income                                5,922          11,328
Operating Income %                                2.9%            6.4%

Interest Expense                               23,584          17,073
Loss on Early Extinguishment of
  Long-term Debt                                  842           2,480
Other Expense                                      45              71
                                      ---------------- ---------------
Loss Before Income Taxes                      (18,549)         (8,296)
Pretax Margin                                   (9.1%)          (4.7%)

Benefit for Income Taxes                            -          (2,446)
                                      ---------------- ---------------
Effective Tax Rate                                  -            29.5%

Net Loss                                     $(18,549)        $(5,850)
                                      ================ ===============


                      Dayton Superior Corporation
                   Summary Balance Sheet, Unaudited
                            (in thousands)

                                                     As of:
                                            July 2, 2004 Dec. 31, 2003
Summary Balance Sheet:
Cash                                                 $-        $1,995
Accounts Receivable, Net                         76,965        64,849
Inventories                                      61,316        49,437
Other Current Assets                             15,369        10,934
                                           ------------- -------------
Total Current Assets                            153,650       127,215
Rental Equipment, Net                            75,415        78,042
Property & Equipment, Net                        60,566        62,238
Goodwill & Other Assets                         124,142       125,889
                                           ------------- -------------
Total Assets                                   $413,773      $393,384
                                           ============= =============

Current Portion of Long-Term Debt                $2,539        $3,067
Accounts Payable                                 27,141        20,526
Other Current Liabilities                        29,277        32,028
                                           ------------- -------------
Total Current Liabilities                        58,957        55,621
Long-Term Debt                                  374,055       338,823
Other Long-Term Liabilities                       6,753         6,207
Shareholders' Equity (Deficit)                  (25,992)       (7,267)
                                           ------------- -------------
Total Liabilities &
  Shareholders' Equity (Deficit)               $413,773      $393,384
                                           ============= =============


                      Dayton Superior Corporation
                Summary Cash Flow Statement, Unaudited
                            (in thousands)

                                            For the six months ended:
                                            July 2, 2004 June 27, 2003

Net Loss                                       $(18,549)      $(5,850)
Non-Cash Adjustments to Net Loss                 12,382          (508)
Changes in Assets and Liabilities               (24,026)      (18,069)
                                            ------------ -------------
Net Cash Used in Operating Activities           (30,193)      (24,427)
                                            ------------ -------------

Property, Plant and Equipment Additions, Net     (2,195)       (3,727)
Rental Equipment Additions, Net                     376         4,198
Acquisition                                        (245)            -
                                            ------------ -------------
Net Cash Provided By (used in)
  Investing Activities                           (2,064)          471
                                            ------------ -------------

Issuance of Long-Term Debt, Net                  32,739        21,706
Financing Costs Incurred                         (2,301)         (680)
Changes in Loans to Shareholders                    (19)           37
Issuance of Common Shares                            73             -
                                            ------------ -------------
Net Cash Provided By Financing Activities        30,492        21,063
                                            ------------ -------------

Other, Net                                         (230)          489
                                            ------------ -------------
Net Decrease in Cash                            $(1,995)      $(2,404)
                                            ============ =============




    CONTACT: Dayton Superior Corporation, Dayton
             Edward J. Puisis, 937-428-7172
             Fax: 937-428-9115